Exhibit 99.1

Fuel Systems Solutions, Inc. Appoints Troy A. Clarke to the Board of Directors

NEW YORK, N.Y., December 20, 2011 - Fuel Systems Solutions, Inc. (NASDAQ: FSYS) announced the appointment of 38-year automotive industry veteran Troy A. Clarke, 56, to the board of directors. Mr. Clarke has been named a member of the compensation committee. The board will now have eight members.

"Troy's wide range of experience in international automotive OEM manufacturing and marketing will be a valuable resource as we execute our global growth strategy," said Mariano Costamagna, chief executive officer of Fuel Systems Solutions. "We are focused on building our North American automotive operations and leveraging our local presence and investments in key developing markets in Asia and Latin America. We look forward to utilizing Troy's background in these areas and are excited to welcome him to our board."

"The global market for alternative fuel vehicles is growing rapidly," stated Mr. Clarke. "I am excited to join the board and welcome this opportunity to contribute to the company's future success."

Mr. Clarke is president of Navistar Asia Pacific and Strategic Initiatives, which includes truck and diesel joint ventures in China and India and developing alternative growth strategies. Navistar International Corporation is a multi-billion, Fortune 300 company, whose individual business units provide integrated and best-in-class transportation solutions. Prior to Navistar, Mr. Clarke held a variety of leadership positions at General Motors Company (GM) where he began his career in 1973, including: Group VP - President GM North America from 2006 to 2009; Group VP - President GM Asian Pacific from 2004 to 2006; Group VP - Manufacturing and Labor Relations from 2001 to 2004; Corporate VP - President GM Mexico from 1998 to 2001. Mr. Clarke holds a bachelor's degree in mechanical engineering from the General Motors Institute and a master's degree in business administration from the University of Michigan.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems' components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company's advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. The Company is composed of two operating subsidiaries: IMPCO Technologies and BRC. IMPCO Technologies is a leader in the heavy duty, industrial, power generation and stationary engines sectors and recently established a U.S. Automotive division. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Additional information is available at www.fuelsystemssolutions.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company's outlook for 2012, as well as its position in the market place. Such statements represent only our opinions and predictions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to our ability to integrate recently acquired businesses and to realize the expected synergies; economic uncertainties caused by political instability in certain of the local markets we do business in; the potential growth of non-gaseous alternative fuel products and other new technologies; currency rate fluctuations and devaluations; our ability to realign costs with current market conditions; unanticipated litigations; potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers; the weakness in financial and credit markets and the economy; and the repeal or implementation of government regulations relating to reducing vehicle emissions. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2010. The Company does not undertake to update or revise any of its forward-looking statements or guidance even if experience or future changes show that the indicated results or events will not be realized.

Company Contact:

Pietro Bersani, Chief Financial Officer

Fuel Systems Solutions, Inc.

(646) 502-7170

Investor Relations Contacts:

LHA

Carolyn M. Capaccio

ccapaccio@lhai.com

Cathy Mattison

cmattison@lhai.com

(415) 433-3777